SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

                         |_| Preliminary Proxy Statement
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |_| Soliciting Material Under Rule 14a-12

                                    CDEX INC.
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

___________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________

4) Proposed maximum aggregate value of transaction: __________________________

5) Total fee paid: ___________________________________________________________

|_| Fee paid previously with preliminary materials: ___________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid: _______________________________________________

     2) Form, Schedule or Registration Statement No.: ________________________

     3) Filing Party: ________________________________________________________

     4) Date Filed: __________________________________________________________

                                   CDEX, INC.
                           4555 South Palo Verde Road
                                    Suite 125
                              Tucson, Arizona 85714

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear CDEX Inc. Shareholders:

You are cordially invited to attend the fiscal year 2007 Annual Meeting of Shareholders to be held at the Holiday Inn at 4550 South Palo Verde Road, Tucson, Arizona on April 9 2008, at 9:00 AM, for the following purposes:

        (i) To elect Directors whose terms are scheduled to expire on or before the meeting date; and

        (ii) To ratify the appointment of S.E. Clark and Co. as the Company's independent registered public accounting firm for the Fiscal year ending October 31, 2008; and

        (iii) To approve a proposed amendment to the Company's 2003 Stock Incentive Plan limiting the amount of stock that can be granted under the Stock Incentive Plans to no more than 25% of the authorized shares of the Company; and

        (iv) To transact such other business as may properly come before the meeting or any adjournments thereof.

                During the meeting we will review the results of the fiscal year ended October 31, 2007, and report on significant aspects of our operations during the first quarter of fiscal year 2008.

Only holders of record of the Common Stock of CDEX Inc. at the close of business on February 25, 2008, the record date fixed by the Board of Directors, will be entitled to vote on each matter submitted to a vote of shareholders at the meeting. To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the internet as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

                                IMPORTANT NOTICE
                                ----------------
   YOUR VOTE IS IMPORTANT. TO ENSURE YOUR VOTE AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. PLEASE VOTE OVER THE INTERNET AT WWW.PROXYVOTE.COM. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY
            CARD, WHICH YOU MAY COMPLETE, SIGN, AND RETURN BY MAIL.


                                        By Order of the Board of Directors,


                                        /s/ Malcolm H. Philips, Jr.
                                        ---------------------------
                                        Malcolm H. Philips, Jr.,
                                        Chairman

February 28, 2008
Tucson, Arizona

                                   CDEX, INC.
                           4555 South Palo Verde Road
                                    Suite 125
                              Tucson, Arizona 85714

                                 PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of CDEX Inc. (the "Company") in connection with the solicitation of proxies for use at the fiscal year 2007 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 AM, local time, April 9, 2008, the Holiday Inn at 4550 South Palo Verde Road, Tucson, Arizona, and at any adjournments thereof. The Notice of Annual Meeting of Shareholders and the Notice of Internet Availability of Proxy Materials will be first mailed on or about February 28, 2008, to the shareholders of the Company (the "Shareholders") of record on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO FOLLOW THE VOTING INSTRUCTIONS GIVEN IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

                             SHARES ENTITLED TO VOTE

Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted
(i) for the election as Directors of the nominees listed in this Proxy Statement; (ii) for ratification of the appointment of S.E. Clark and Co. as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; (iii) to approve a proposed amendment to the Company's 2003 Stock Incentive Plan limiting the granting or issuing of stock under the Stock Incentive Plans to no more than 25% of the authorized shares of the Company; and (iv) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder's right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: CDEX Inc., 4555 South Palo Verde Road, Suite 125, Tucson, Arizona 85714, Attn: Board of Directors; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

Only Shareholders of record as of the close of business on February 25, 2008 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date there were 54,002,555 shares of Class A Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote on all matters presented for Shareholder vote.

According to the Bylaws of the Company (the "Bylaws"), the holders of a majority of the shares of Class A Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Nevada law, the Articles of Incorporation or the Bylaws. Nevada law and the Bylaws specify that directors shall be elected by the holders of eighty percent (80%) of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Board currently consists of five members, each of whom serves three year terms, or until their successor is elected. The current board consists of Malcolm H. Philips, Jr. (Chairman), Timothy Shriver, George Dials, Donald W. Strickland and Carmen J. Conicelli, and these individuals are seeking approval to serve as Directors until the Annual Meeting of Shareholders in the year each term expires, as set forth below, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The Company's Bylaws were recently amended to provide for three-year terms for the directors. Accordingly, each of the positions are up for election at this meeting, for terms of various lengths as specified below.

Each nominee has consented to serve as a director of the Company if elected. If, at the time of the Annual Meeting, any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

The Board recommends that the Shareholders vote FOR the election of the nominees named above as directors of the Company.

         Name                Age            Position(s)              Term
------------------------ ---------- -------------------------- -----------------
Malcolm H. Philips, Jr.      62        Chairman, President,        2008-2011
                                         C.E.O., Director         Three years

Timothy Shriver              57          C.O.O., Director          2008-2010
                                                                   Two years

George Dials                 62              Director              2008-2009
                                                                    One year

Donald W. Strickland         58              Director              2008-2009
                                                                    One year

Carmen J. Conicelli          55              Director              2008-2011
                                                                  Three years


                              NOMINEES FOR DIRECTOR

Mr. Malcolm H. Philips Jr. was appointed President, Chief Executive Officer and a Member of the Board of Directors of the Company on June 11, 2007. On October 9, 2007, Mr. Philips was appointed Chairman of the Board of Directors. He has overall responsibility for directing the Company's activities. Mr. Philips was the founding President, CEO and Chairman of the Board of the Company and served in those positions from July 2001 until he left the Company in early 2006. During his earlier tenure with the Company, Mr. Philips guided the Company during its formation, technology acquisitions and development, transition to a public company, and initial commercialization of its existing product lines. Prior to his work with CDEX, Mr. Philips served as an attorney for 23 years (ultimately as a senior partner with Winston and Strawn, one of the largest law firms in the United States), an energy consultant for four (4) years, and an army officer for eight (8) years (serving in various stations including Viet Nam and various positions including OIC of the SM-1 Nuclear Power Plant). Mr. Philips has a BS in engineering from the United States Military Academy (1967), a Master of Engineering in Nuclear Engineering from Iowa State University (1971) and a Juris Doctor from Georgetown University Law Center (1978). Mr. Philips was a Professional Engineer (Texas) and has received various awards in the military including the Bronze Star, Nuclear Plant Engineer Certification, Nuclear Plant OIC Certification and Airborne/Ranger Certifications.

Timothy Shriver was appointed Chief Operating Officer of the Company on February 18, 2008. Prior to that appointment, he had served as the Company's Senior Vice President of Technical Operations since July 2001. From 1999 until 2001 Mr. Shriver provided outside consulting services to Ontario Hydro-Generation and CAMOCO, a large uranium mining and processing company. Mr. Shriver's consulting focused on overall business practices with particular emphasis on the implementation of quality assurance programs and evaluation of management capabilities and practices. From 1997 to 1999, Mr. Shriver served as Director of Performance Assurance for Ontario Hydro-Generation (OPG), where he developed and managed the implementation of the overall Quality Program at OPG's three CANDU sites and OPG auxiliary sites supporting the Nuclear Program (at that time, the largest in North America). His activities also included responsibility for the development and implementation of an integrated Corrective Action Program, a performance based Audit and Assessment program and the development of a process oriented Quality Assurance Manual including the establishment and maintenance of the required interface with the federal regulator to obtain approval. Between OPG and CDEX, Mr. Shriver consulted for other utilities' quality assurance programs.

Mr. George Dials has been a director of the Company since July 2001. Currently Mr. Dials is President and Chief Executive Officer of Y-12 National Security Complex in Oak Ridge, TN. From April 2003 until February 2006, Mr. Dials was the Chief Operating Officer of Waste Control Specialists, a chemical waste repository. From July 2002 until May 2003, Mr. Dials was President and CEO of LES, LLC a company seeking a license to build a nuclear fuel enrichment facility. From February 2001 to June 2002, Mr. Dials served as Senior Vice President of Consulting Services for Science and Engineering Associates responsible for its Consulting Services line of business, where he provided executive level direction in corporate mergers and acquisitions in the consulting area. Mr. Dials managed the engineering, and scientific studies of Yucca Mountain as a potential geologic repository for spent nuclear fuel and high-level radioactive waste. Responsibilities include scheduling and cost performance, technical and administrative performance, strategic operations plan development, and resource allocation for a $250 million project. Mr. Dials received a B.S. in Engineering in 1967 from West Point and Masters Degrees in Political Science and Nuclear Engineering from the Massachusetts Institute of Technology. He served in the U.S. Army for 10 years, and was awarded the Silver Star and Bronze Star for Valor.

Mr. Donald W. Strickland was appointed to serve as a Director on February 3, 2006. He comes to the Company from a 30-year career in successfully developing businesses internationally for both large public companies and technology startups. He has held executive positions at Eastman Kodak Company and Apple Computer, including heading product development, manufacturing, and sales. In 1996 he became CEO of PictureWorks Technology, a technology start up, which he sold for $200M in 2000 to IPIX Corporation, a public company traded on the NASDAQ exchange. Thereafter, he served as President and CEO of IPIX through 2004, during which time he led the company through a major restructuring, focusing on the security markets and taking the company to profitability. Mr. Strickland holds a bachelor's degree in physics from Virginia Tech, a master's degree in physics from the University of Notre Dame, a master's degree in optics from the University of Rochester, a master's degree in management from the Stanford University and a law degree from George Washington University.

Mr. Carmen J. Conicelli, Jr., was appointed to serve as a Director on October 9, 2007. He has served in senior management positions in a number of companies over the past 32 years, with a primary focus in national and international (Europe, Japan, Latin America and Asia) financial planning and management. He has directed financial operations involving SEC compliance and reporting, internal control and audit, strategic planning, financial systems control, and mergers/acquisitions/consolidations in a number of industries including precision optical manufacturing and distribution, cable and telecommunications, manufacturing, and software development. Mr. Conicelli has served in public company accounting and since 2004 has served as Chief Financial Officer of Edmund Optics, Inc. From 2003 to 2004, Mr. Conicelli served as a Senior Financial Consultant to VWR International. He has a Bachelor of Science Degree in Business Administration (Accounting Major) from Drexel University (1974) with extensive postgraduate training and is a Certified Public Accountant.

                              CORPORATE GOVERNANCE

Committees of the Board of Directors

On November 27, 2007, The Company's Board of Directors formed and approved Charters for its Audit Committee, Executive Compensation Committee, and Corporate Governance and Nomination Committee. While the Audit Committee was not in place in fiscal year 2007, it did review the 10-KSB for fiscal year 2007. Mr. Carmen J. Conicelli acts as the Company's audit committee financial expert.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements. With the exception of Malcolm H. Philips and Timothy Shriver, all of the Company's Board of Directors consists of "independent" directors as independence is defined by the applicable rules of the SEC and the National Association of Securities Dealers' ("NASD").

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our corporate code of ethics may be obtained, without charge, upon written request to: 4555 South Palo Verde Road, Suite 125, Tucson, Arizona, 85714. A copy of our code of ethics was included under Item 9 of our Form 10-KSB filed with the SEC on February 13, 2008. These filings may be viewed online at www.sec.gov.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company's independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors' independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors' exercise of objective and impartial judgment on all issues encompassed within the auditors' engagement would be materially impaired.


                               OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth the stock ownership as of January 22, 2008 of:
(i) each person known by us, as of the date of this report, to be the beneficial owner of five percent (5%) or more of our common stock, (ii) each executive officer and director, individually, and (iii) our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

  Name and Address of each        Position        Amount of Beneficial      Percentage of
    Beneficial Owner (1)                                Ownership               Class
----------------------------- ------------------ ------------------------ ------------------
Jeffrey Brumfield                 Investor              6,970,042               13.0%

Malcolm H. Philips, Jr.           Chairman,        2,377,853 (2),(3)             4.4%
                                 President,
                              C.E.O., Director

Timothy Shriver               C.O.O., Director        1,259,322(2)               2.4%

George Dials                      Director             180,000(2)                0.3%

Donald W. Strickland              Director                0(2)                   0.0%

Carmen J. Conicelli               Director                0(4)                   0.0%

All Officers  and  Directors                            3,817,175                7.1%
as a Group (5 persons)
--------------------------------------------------------------------------------------------

(1) The address for each of the listed persons is c/o CDEX Inc., 4555 South Palo Verde Road, Suite 125, Tucson, AZ 85714.

(2) The stock granted to each of the above-named directors and executive officers may be subject to a vesting schedule and risk of forfeiture. CDEX has the option to require that any unvested shares at termination be forfeited. Upon termination of employment/provision of service, CDEX has the option to purchase any vested shares of the employee/service provider at fair market value.

(3) Includes stock held by entities in which Mr. Philips has a controlling interest.

(4) Mr. Carmen J. Conicelli was appointed a Director on October 9, 2007.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL                 FISCAL      SALARY(1)       OPTION            ALL OTHER           TOTAL
POSITION                            YEAR                     AWARDS (2)        COMPENSATION (1)
------------------------------------------------------------------------------------------------------------
Malcolm Philips                     2007       $ 62,999      $280,595                               $343,594
President, CEO and Chairman         2006       $ 16,000      $      -            $349,000           $365,000
of the Board of Directors

Timothy D. Shriver                  2007       $201,560      $142,235                               $343,795
Sr. VP Technical Operations         2006       $163,690      $      -            $ 30,290           $193,980
Director

Dr. Wade Poteet                     2007       $138,000      $ 88,115                               $226,115
Principal Scientist                 2006       $131,000      $      -            $ 19,000           $150,000

(1) During 2007, Mr. Philips and Mr. Shriver deferred a portion of their cash salary. During 2006, pursuant to the terms of their respective Employment Agreement Agreements and based upon CDEX's financial condition, the executive officers have each foregone a portion of his stated salary, and have been paid instead in the form of cash and shares of common stock. All share amounts are subject to a vesting schedule with a risk of forfeiture in the event the employee does not remain with CDEX for the required amount of time. Dr. Poteet resigned from his employment position with the company effective January 1, 2006 and now serves on a full-time consultancy basis, continuing as the company's Principal Scientist. See discussion under Employment Agreements below for greater detail on the terms of employment including compensation.

(2) Stock option awards are exercisable within one or two years of the date of grant. The fair value of each option is estimated using the Black-Scholes option model with the following assumptions: volatility of 75%; dividend yield of 0%; risk free interest rate of 4.2% and expected terms of 3 to 5 years.


EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Philips and Shriver effective January 1, 2002. The agreements each continue for an indefinite period unless terminated by CDEX for "cause," or by the employee for "good reason" (as such terms are defined in the agreements), or upon two weeks prior written notice by either party to the other. The agreements provide for salaries based on annual amounts of $300,000 for Mr. Philips and $250,000 for Mr. Shriver, which are subject to review on an annual basis. The salary shall be payable in equal monthly installments, unless otherwise required by applicable state law and, based on CDEX's economic posture, may be paid in cash and/or stock, at CDEX's option. Each agreement provides for a minimum monthly cash payment to the employee of $7,500 for Mr. Shriver and $3,000 for Mr. Philips. CDEX has availed itself of this option for the past three fiscal years as reflected under "Compensation of Executive Officers." Each of these agreements provides for the forfeiture of restricted stock granted to the employee in the event of the employee's termination before the stock is fully vested. Under the agreements, each employee is entitled to a severance package in the event of termination by CDEX other than for "cause" or by the employee for "good reason." In each case, "good reason" includes a change in management of CDEX.

The agreements with Messrs. Philips and Shriver were amended on January 1, 2003 to increase the intended minimum monthly cash payment to the employee to $8,000, and permit CDEX to pay the entire salary in common stock if paying cash is not in the best interest of the Company.

Mr. Philips resigned from the positions of Chief Executive Officer and President effective January 1, 2006, and the company entered into a Settlement and Consulting Agreement, as of said date, with an entity controlled by Mr. Philips, for Mr. Philips's continued services as the Company's Chairman of the Board and additional services as a consultant in order to assure a smooth and settled transition for the Company's new Chief Executive Officer. The agreement has a term of one year, unless extended by mutual agreement of the parties, and may be terminated by either party on two weeks' notice. Pursuant to the agreement, the Company paid Mr. Philips 350,000 free-trading shares of Class A Common Stock. Mr. Philips' agreement was terminated in April 2006.

Effective June 11, 2007, the Company entered into an employment agreement with Mr. Philips whereby Mr. Philips became the CEO and President. The agreement provides for an annual salary of $180,000. The agreement provides for an award of 350,000 stock options with a strike price as the fair market value of the shares on June 11, 2007. These options vest on June 11, 2008 and terminate five years after the grant date. Furthermore, if the Company elects to terminate Mr.

Philips' employment for any reason prior to June 11, 2009, the Company shall pay to Mr. Philips a severance fee of $200,000. In addition, on July 17, 2007, the Company granted to Mr. Philips 100,000 options with a strike price as of the fair market value at the time of granting.

Effective January 11, 2006, the Company entered into an amendment to the employment agreement of Mr. Shriver. The amendment to Mr. Shriver's employment agreement provides for an annual cash salary of $180,000 as well as options which will vest 1/3 on January 1, 2007, and 1/24th of the remainder on the first day of each month thereafter for the following two years, as long as he is providing to the Company substantial services pursuant to a contract with the Company at the time of vesting. The Company canceled all options granted to Mr. Shriver in 2006. On July 17, 2007, the Company granted to Mr. Shriver 200,000 options with a strike price the fair market value at the time of granting with 50% vesting immediately and 25% vesting in both 12 and 24 months.

The following table sets forth information regarding stock option awards to our Executive Officers and significant officers:

Option Awards at October 31, 2007

Name                         Number of           Number of             Option         Option
                             Securities          Securities           Exercise       Exercise
                             Underlying          Underlying            Price           Date
                             Unexercised         Unexercised
                             Options (#)         Options (#)
                             Exercisable         Unexercisable
Malcolm H. Philips              100,000                    -          $   0.15       7/17/2010
                                350,000                    -          $   0.22       6/11/2012

Timothy D. Shriver              100,000              100,000          $   0.15       7/17/2010

Dr.Wade Poteet                   50,000               50,000          $   0.15       7/17/2010

The following table sets forth information regarding stock based compensation granted to our Directors:

               Director Summary
                 Compensation

Name                                Option Awards
--------------------------------------------------

George Dials                        $32,713

Dr. BD Liaw                         $32,713

Donald W. Strickland                $49,070


                              CERTAIN TRANSACTIONS

During the fiscal year ended October 31, 2007, certain Directors and Officers loaned the Company $158,000. These notes mature in one year from the loan date and pay interest at the rate of 9% or 10% per year. The notes are convertible into Class A common stock with warrants.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Officers, Directors and 10% stockholders of CDEX, other then those listed below, timely filed all reports subject to the reporting requirements of Section 16(a) during the fiscal year ended October 31, 2007.

The following table sets forth as of February 28, 2008, the name and position of Officers, Directors and 10% stockholders of CDEX who failed to file on a timely basis any reports required pursuant to Section 16(A) during fiscal year ended October 31, 2007. As of February 13, 2008, Malcolm H. Philips has filed his Form 3 report and is now current with his required filings. The Company expects Dr. BD Liaw and Jeffrey Brumfield to complete their filings by March 10, 2008.

Name                 Position                                 Report to be Filed
--------------------------------------------------------------------------------
Malcolm H. Philips   President and Chief Executive Officer    Form 3
                     and Chairman of the Board

Dr. BD Liaw          Director                                 Form 4

Jeffrey Brumfield    Investor                                 Form 3


                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

For fiscal year 2007, S.E. Clark and Co. provided audit services to the Company that included examination of the Company's annual consolidated financial statements. The Company's Board of Directors has selected S.E. Clark and Co. to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 31, 2008 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The stockholders are being requested to ratify such selection at the Annual Meeting. No representative of S.E. Clark and Co. will attend the Annual Meeting to make a statement or to respond to stockholder questions.

The Board of Directors recommends a vote to ratify the appointment of S.E. Clark and Co. as the Company's Independent Auditors.

Fees to Independent Registered Public Account Firm for Fiscal Years 2006 and
2007

The following is a summary of the fees billed to us by S.E. Clark and Co., our independent auditor, for professional services rendered for the year ended October 31, 2007 and Aronson and Company, our prior independent auditors, for audit and professional services rendered for the fiscal year ended October 31, 2006:

Description              FY2006         FY2007
----------------------------------------------
Audit fees              $58,000        $57,007
Other services           15,600          6,850
                        ----------------------
Total                   $73,600        $63,857
                        ----------------------


Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company's independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors' independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors' exercise of objective and impartial judgment on all issues encompassed within the auditors' engagement would be materially impaired.

                                 PROPOSAL NO. 3

               APPROVAL OF AMENDMENT TO 2003 STOCK INCENTIVE PLAN

The 2003 Stock Incentive Plan provides for a pro-rata increase in the number of shares permitted to be granted or issued with increases in the authorized shares approved by the shareholders. At a special shareholders' meeting held on January 9, 2007, the shareholders approved an increase in the number of authorized shares from 50.2 million to 100 million. This shareholder action resulted in an automatic increase in the number of shares permitted to be issued or granted under the 2003 Stock Incentive Plan to approximately 26.9 million. The Board of Directors believes that this number should be reduced and a ceiling placed on the number of shares that can be issued under the Plan.

Accordingly, the Board of Directors proposes to amend the 2003 Stock Incentive Plan limiting the granting or issuing of stock under the Stock Incentive Plans to no more than 25% of the authorized shares of the Company. Currently, there are 100 million shares authorized. A vote for this amendment would reduce the number of shares that are currently allowed under all Stock Incentive Plans from about 26.9 million to 25 million shares.

As of January 22, 2008, we have issued or granted 12,378,043 shares of common stock under the plans to certain of our officers, directors, consultants and employees, which are subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. Shares issued pursuant to the plans, whether underlying options or as restricted stock, generally may not be sold or transferred without the grantee first offering CDEX a right of first refusal to purchase the shares sought to be sold.

The Board of Directors recommends a vote to approve the amendment to the 2003 Stock Incentive Plan.

STOCK INCENTIVE PLANS

2002 Stock Incentive Plan
-------------------------
On May 27, 2002, our board of directors adopted the 2002 Stock Incentive Plan, under which stock options and restricted stock may be granted to such of our officers, directors, employees or other persons providing services to CDEX as our board of directors, or a committee designated by them for this purpose, selects. The plan was approved by our stockholders on July 1, 2002.

Stock options granted under the plan may be nonqualified stock options or incentive stock options, as provided in the plan. Incentive stock options are to be issued in accordance with Section 422 of the Internal Revenue Code of 1986, as amended. As such, incentive stock options may only be issued to employees of CDEX or any subsidiary of CDEX, must have an exercise price of no less than the fair market value of the common stock on the date of the grant; provided, however, that in the event the grantee is a ten percent stockholder, the exercise price shall not be less then 110% of fair market value of the common stock on the date of the grant. The aggregate fair market value of the underlying shares cannot exceed $100,000 for any individual option holder during any calendar year. Incentive stock options granted to a ten percent stockholder must expire no later than five years from the date of grant. Non-incentive options are not subject to the restrictions contained in Section 422, except that pursuant to the plan, such options cannot be exercisable at less than 85% of fair market value and must expire no later than ten years from the date of grant. The options are non-transferable and may not be assigned except that non-incentive options may, in certain cases be assigned to family members of the grantee.

Upon termination of the employment (other than for cause) of a grantee of options under this plan, the grantee shall have 60 days following such termination, or one year if such termination results from the grantee's death or disability (as defined in the plan), to exercise the vested portion of any option. Holders of options under the plan have no voting or other rights of shareholders except and to the extent that they exercise their options and are issued the underlying shares. Options under the plan may be exercised by the issuance of a promissory note from the grantee, or on a cashless basis by the grantee surrendering a portion of the shares issuable thereunder, as payment of the exercise price in lieu of cash.

Restricted stock granted under this plan may be issued subject to any restrictions set by our board of directors in its discretion except that the vesting restrictions for restricted stock granted to individuals who are not officers, directors or consultants of CDEX shall lapse no less rapidly than the rate of 20% per year for each of the first five years from the grant date. However, the board of directors in its discretion may shorten or eliminate the restrictions. Generally, unless otherwise provided by the board of directors with respect to a particular grant of restricted stock, holders of restricted stock have the right to vote and receive dividends on their shares, including shares not yet vested. Also, unless otherwise so provided, any unvested shares are deemed forfeited by the grantee upon termination of such grantee's service with CDEX.

2003 Stock Incentive Plan
-------------------------
On July 1, 2003, our shareholders adopted the 2003 Stock Incentive Plan, which has substantially the same terms as the 2002 Stock Incentive Plan. At the annual meeting of stockholders held on June 30, 2004, the shareholders authorized 10,000,000 shares in the aggregate for issuance under both the 2002 and 2003 plans, including 3,000,000 available for the Board of Directors to allocate at their discretion. At the annual meeting of the stockholders held on March 17, 2006, the shareholders approved an amendment to the 2003 Stock Incentive Plan increasing the number of Class A common stock available for issuance by an additional 3,500,000 shares. This amendment increased the aggregate number of shares available for issuance under both the 2002 and 2003 Stock Incentive Plans to 13,500,000. It should be noted that our 2005 Form 10-KSB correctly listed the aggregate number of shares reserved for issuance under the 2002 and 2003 Stock Incentive Plans as 10,000,000 shares and Form DEF 14A filed on February 14, 2006, as well as the second quarter 2006 10-QSB correctly noted an increase in the reserved shares by 3.5 million as approved at the March 17, 2006 Shareholder Meeting. However, the 2006 Form 10-KSB inadvertently listed the aggregate number of shares reserved for issuance under both the 2002 and 2003 Stock Incentive Plans as 10,000,000 shares. The 2003 Stock Incentive Plan provides for a pro-rata increase in the number of shares permitted to be granted or issued for an increase in the authorized shares approved by the shareholders. At a special shareholders' meeting held on January 9, 2007, the shareholders approved an increase in the number of authorized shares from 50.2 million to 100 million. This shareholder action resulted in an automatic increase in the number of shares permitted to be issued or granted under the 2003 Stock Incentive Plan to approximately 26.9 million.


          SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company's 2008 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than March 17, 2008 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.


                                  ANNUAL REPORT

The Company's 2007 Annual Report to Shareholders, which includes financial statements, is being made available to the Company's Shareholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material. Both the Annual report on Form 10-KSB and the Proxy Statement are available online at www.proxyvote.com.


                                  OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

If you cannot be present in person, you are requested to follow the voting instructions in the Notice of Internet Availability of Proxy Materials.


                                      By Order of the Board of Directors,


                                      /s/ Malcolm H. Philips, Jr.
                                      ---------------------------
                                      Malcolm H. Philips, Jr.,
                                      Chairman